EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Amendment No. 2 to Registration Statement on Form S-1 (No. 333-213810), in Registration Statements on Form S-3 (No. 333-231980 and 333-220769), and in Registration Statements on Form S-8 (Nos. 232773, 333-227118, 333-219109 and 333-208935) of OncoCyte Corporation of our report dated March 17, 2020, relating to the statement of assets acquired and liabilities assumed of Insight Genetics, Inc., which appears in this Current Report on Form 8-K/A-1.

/s/ OUM & CO. LLP

San Francisco, California

March 17, 2020